UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 28, 2002

                        Commission File Number: 0-23832

                            PSS WORLD MEDICAL, INC.
             (Exact name of registrant as specified in its charter)

                Florida                 0-23832                 59-2280364
              ------------------     -----------            ---------------
            (State or other          (Commission             (IRS Employer
             jurisdiction of         File Number)            Identification No.)
             incorporation)

                         4345 Southpoint Boulevard
                         Jacksonville, Florida                    32216
                         ----------------------------------------------
                         (Address of principal executive offices) (Zip Code)

                                 (904) 332-3000
                                 ---------------
              (Registrant's telephone number, including area code)



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Item 5. Other Events

     On October 28, 2002, PSS World Medical, Inc. (the "Seller") entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with Platinum Equity, LLC, and their wholly-owned subsidiary, Imaging Acquisition Corporation (collectively, the "Buyer") to sell all of the outstanding capital stock of the Seller's wholly-owned subsidiary, Diagnostic Imaging, Inc. (the "Company"), a medical imaging supplies and distribution company. Pursuant to the Stock Purchase Agreement, a copy of which is filed as Exhibit 10.1 hereto, upon the closing of the transaction the Seller will receive $45 million in cash (the "Purchase Price"). The Purchase Price is subject to adjustment under the terms of the Stock Purchase Agreement based upon the Company's net cash and net asset value at the time of the closing of the transaction. The Seller received an opinion from its financial advisor that the consideration to be received by the Seller is fair from a financial point of view. The closing of the transaction is subject to the satisfaction of customary closing conditions, including the execution of a transitional services agreement.

Item 7. Financial Statements and Exhibits

Exhibit
Number     Description

10.1 Stock Purchase Agreement, dated as of October 28, 2002, among PSS World Medical, Inc., Imaging Acquisition
           Corporation and Platinum Equity, LLC.

99.1       Press Release of PSS World Medical, Inc., dated October
           28, 2002.




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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 30, 2002

                               PSS WORLD MEDICAL, INC.



                               By: /s/ David M. Bronson
                                   ---------------------------

                                  Name:   David M. Bronson
                                  Title:  Senior Vice President and
                                           Chief Financial Officer






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                                  EXHIBIT INDEX

10.1 Stock Purchase Agreement, dated as of October 28, 2002, among PSS World Medical, Inc., Imaging Acquisition
           Corporation and Platinum Equity, LLC.

99.1       Press Release of PSS World Medical, Inc., dated October
           28, 2002.







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